CoreSite Reports Second Quarter 2020 Financial Results

-- Completed Construction of CH2 Phase 1, Comprised of 55,000 NRSF --

-- Completed the 52,000 NRSF Expansion at SV8 Phase 3 --

-- Increased Liquidity with $150 Million of Senior Notes --

DENVER, CO – July 30, 2020 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center, cloud and interconnection solutions across the U.S., today announced financial results for the second quarter ended June 30, 2020.

Q2 2020 Quarterly Highlights

●	Key Financial Results –
o	Grew operating revenues to $150.5 million, an increase of 5.3% year over year and 2.2% sequentially
o	Delivered net income of $0.52 per common diluted share, a decrease of $0.01 year over year and an increase of $0.04 sequentially
o	Generated Funds From Operations (“FFO”) of $1.35 per diluted share and unit, an increase of $0.08, or 6.3% year over year and $0.06 sequentially, or 4.7%
o	We declared a dividend of $1.22 per share for the second quarter, which was paid on July 15th
●	Lease Commencements –
o	Commenced 121 new and expansion leases for 45,271 net rentable square feet (“NRSF”), representing $7.9 million of annualized GAAP rent, for an average rate of $175 per square foot
●	Leasing Activity –
o	Signed 112 new and expansion leases for 22,191 NRSF and $3.5 million of annualized GAAP rent, for an average rate of $156 per square foot
o	Renewed 333 leases for 174,926 NRSF and $25.0 million of annualized GAAP rent, for an average rate of $143 per square foot, reflecting a reduction of 1.5% in cash rent and an increase of 5.5% in GAAP rent, and 1.0% churn

Q2 2020 Notable Events

●	Delivered new data center capacity of approximately 107,000 NRSF
o	Completed Phase 1 of our new CH2 building, comprised of 55,000 NRSF, and
o	Placed into service our data center expansion at SV8 Phase 3, comprised of 52,000 NRSF
●	Increased Liquidity with Financing and Funding
o	On May 6th, executed a $150 million financing and received proceeds of $100 million, and
o	On July 14th, received the remaining proceeds of $50 million
o	All proceeds were used to repay outstanding amounts on our revolving credit facility

“We successfully completed and placed into service Phase 1 of our new CH2 data center, the first purpose-built, enterprise-class data center in downtown Chicago, and our third and final phase of our SV8 development providing over 100,000 NRSF of sellable capacity in two of our top markets,” said Paul Szurek, CoreSite’s President and Chief Executive Officer. “During these uncertain times, the strategic nature of our diverse, network-and-cloud-dense campuses, and the interoperability of our diverse customer ecosystem continue to meet the essential needs of our customers.”

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Sales Activity

CoreSite achieved new and expansion sales of $3.5 million of annualized GAAP rent for the quarter.

“We believe we are well positioned to continue to take advantage of our available capacity more effectively in the marketplace,” said Steve Smith, CoreSite’s Chief Revenue Officer. “Although sales cycles are longer in this economic environment, we continue translating our new capacity into increased sales opportunities as we grow with new and existing customers moving to or expanding high-performance, hybrid-cloud footprints and increasing their data storage and compute in our major metropolitan markets.”

Development Activity

CoreSite continues to execute on its property development pipeline.

●	Completed Construction

During the second quarter, the Company completed and placed into service CH2 Phase 1 comprised of approximately 55,000 NRSF and SV8 Phase 3 comprised of approximately 52,000 NRSF.

●	Construction in Progress

As of June 30, 2020, CoreSite had a total of approximately 51,000 NRSF and an incremental 10 megawatts of turn-key data center capacity under construction, as detailed below.

				Costs Incurred	Estimated
			Estimated	To-Date	Total Costs	Percent	Power
Market	Building	NRSF	Completion	(in millions)	(in millions)	Leased	(MW)

Under Construction:

Data center expansion
New York - NY2 Power(1)	NY2, Phase 3	—	Q3 2020	$29.5	$38.8	—%	4.0

New development
Los Angeles	LA3, Phase 1	51,376	Q4 2020	94.5	134.0	73.8	6.0

Total under construction		51,376		$124.0	$172.8	73.8%	10.0

(1) In order to meet customer demand and deploy capital efficiently, the NY2 Phase 3 development project was separated into two projects, including (1) a 34,589 NRSF computer room, which was placed into service in Q1 2020, which is being supported with existing building power infrastructure, and (2) a 4MW power infrastructure project expected to be completed in Q3 2020, which will ultimately support the 34,589 NRSF computer room as we lease the space and customers utilize the power and future computer rooms.

CoreSite’s ongoing data center development and operational position includes –

o	the ability to increase its occupied footprint of Tier 1, purpose-built data centers, both owned or leased, by approximately 2.1 million NRSF, or about 91.5%, including space unoccupied, under construction, pre-construction or held for development, and
o	owning (versus leasing) 92.4% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management

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Balance Sheet and Liquidity

The Company’s balance sheet remains strong, with a ratio of net principal debt to second quarter annualized adjusted EBITDA of 5.0 times. As of the end of the second quarter, CoreSite had $397.6 million of current liquidity, including $2.7 million of cash, $344.9 million of available capacity on its revolving credit facility, and the $50 million of senior notes funded subsequent to quarter end.  The Company’s liquidity provides the ability to fund our business plan well beyond our remaining committed construction costs of $65.6 million related to our 2020 capital investment plans.

Financing

On May 6th, the Company executed a note purchase agreement to issue a 7-year $150 million unsecured private placement of senior notes, at an interest rate of 3.75%. We received $100 million of proceeds at closing and the remaining $50 million of proceeds was funded on July 14th. CoreSite used the proceeds to repay outstanding amounts on its revolving credit facility and for general working capital. The Company ended the quarter with 6% of variable debt and 94% fixed debt.

2020 Guidance

CoreSite is increasing its 2020 Guidance related to net income attributable to common diluted shares from its previous range of $1.74 to $1.84 per share to its new guidance range of $1.81 to $1.91 per share. In addition, CoreSite’s 2020 FFO per share guidance has been increased from its previous range of $5.10 to $5.20 per share to its new guidance range of $5.15 to $5.25 per share. The increase of $0.05 per share at the midpoint, or approximately 1%, is largely driven by interest expense savings resulting from its financing activities earlier this year and lower rates expected through the rest of this year. Other than the changes noted, CoreSite’s 2020 guidance and guidance drivers remain unchanged. CoreSite’s full 2020 guidance can be found in the Company’s second quarter 2020 Supplemental Earnings Information on page 23.

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Upcoming Conferences and Events

CoreSite’s management will participate virtually in the Cowen Communications Infrastructure Summit on August 11th and the KeyBanc Future of Technology Series on August 12th.

Conference Call Details

CoreSite will host its second quarter 2020 earnings call on Thursday, July 30, 2020, at 12:00 p.m. (Eastern Time).  The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until August 6, 2020, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13705744.

The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its second quarter 2020 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center, cloud and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Kate Ruppe

Investor Relations

303-222-7369
InvestorRelations@CoreSite.com

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Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates;  the effects on our business operations, demand for our services and general economic conditions resulting from the spread of the novel coronavirus (“COVID-19”) in our markets, as well as orders, directives and legislative action by local, state and federal governments in response to such spread of COVID-19; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Use of Funds From Operations (“FFO”)

FFO is a supplemental measure of CoreSite’s performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

CoreSite’s management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

CoreSite offers this measure because it recognizes that investors use FFO as a basis to compare its operating performance with that of other REITs. However, the utility of FFO as a measure of the Company’s performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of its properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real

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economic effect and could materially impact the Company’s financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions. In addition, CoreSite’s calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from the Company. Investors in CoreSite’s securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Use of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”)

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. CoreSite calculates adjusted EBITDA by adding its non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of the Company’s ability to incur and service debt. In addition, CoreSite considers EBITDAre and adjusted EBITDA to be appropriate supplemental measures of its performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of the Company’s business, their utilization as a cash flow measurement is limited.

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Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	December 31,
	2020	2019
Assets:
Investments in real estate:
Land	$100,432	$94,593
Buildings and improvements	2,140,529	1,989,731
	2,240,961	2,084,324
Less: Accumulated depreciation and amortization	(792,281)	(720,498)
Net investment in operating properties	1,448,680	1,363,826
Construction in progress	381,145	394,474
Net investments in real estate	1,829,825	1,758,300
Operating lease right-of-use assets, net	171,576	172,976
Cash and cash equivalents	2,686	3,048
Accounts and other receivables, net	22,059	21,008
Lease intangibles, net	3,275	3,939
Goodwill	40,646	40,646
Other assets, net	98,823	101,082
Total assets	$2,168,890	$2,100,999

Liabilities and equity:
Liabilities
Debt, net	$1,615,241	$1,478,402
Operating lease liabilities	186,636	187,443
Accounts payable and accrued expenses	116,580	123,304
Accrued dividends and distributions	62,227	62,332
Acquired below-market lease contracts, net	2,412	2,511
Unearned revenue, prepaid rent and other liabilities	54,212	33,119
Total liabilities	2,037,308	1,887,111

Stockholders' equity
Common stock, par value $0.01	420	373
Additional paid-in capital	545,814	512,324
Accumulated other comprehensive loss	(23,840)	(6,026)
Distributions in excess of net income	(408,021)	(348,509)
Total stockholders' equity	114,373	158,162
Noncontrolling interests	17,209	55,726
Total equity	131,582	213,888
Total liabilities and equity	$2,168,890	$2,100,999

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$127,108	$124,505	$121,083	$251,613	$238,936
Interconnection revenue	20,897	20,085	18,776	40,982	37,192
Total data center revenue	148,005	144,590	139,859	292,595	276,128
Office, light-industrial and other revenue	2,538	2,772	3,047	5,310	5,673
Total operating revenues	150,543	147,362	142,906	297,905	281,801

Operating expenses:
Property operating and maintenance	41,037	40,183	38,067	81,220	76,177
Real estate taxes and insurance	5,599	6,190	5,988	11,789	12,184
Depreciation and amortization	41,779	40,991	36,996	82,770	72,642
Sales and marketing	5,837	6,144	5,784	11,981	11,436
General and administrative	11,603	11,267	12,282	22,870	22,452
Rent	8,995	8,399	7,733	17,394	15,421
Total operating expenses	114,850	113,174	106,850	228,024	210,312
Operating income	35,693	34,188	36,056	69,881	71,489
Interest expense	(10,586)	(11,183)	(10,311)	(21,769)	(19,809)
Income before income taxes	25,107	23,005	25,745	48,112	51,680
Income tax expense	(19)	(17)	(2)	(36)	(32)
Net income	25,088	22,988	25,743	48,076	51,648
Net income attributable to noncontrolling interests	4,417	5,140	6,208	9,557	12,452
Net income attributable to common shares	$20,671	$17,848	$19,535	$38,519	$39,196

Net income per share attributable to common shares:
Basic	$0.52	$0.48	$0.54	$1.00	$1.08
Diluted	$0.52	$0.48	$0.53	$0.99	$1.07

Weighted average common shares outstanding:
Basic	39,873	37,336	36,463	38,605	36,406
Diluted	39,993	37,504	36,619	38,759	36,581

(1)	Below is a breakout of our contractual data center rental, power, and tenant reimbursements and other revenue:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Rental revenue	$81,612	$80,886	$76,529	$162,498	$151,460
Power revenue	41,902	41,278	41,316	83,180	81,818
Tenant reimbursement and other	3,594	2,341	3,238	5,935	5,658
Rental, power, and related revenue	$127,108	$124,505	$121,083	$251,613	$238,936

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Reconciliations of Net Income to FFO

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March, 31	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Net income	$25,088	$22,988	$25,743	$48,076	$51,648
Real estate depreciation and amortization	40,162	39,415	35,573	79,577	69,760
FFO available to common shareholders and OP unit holders	$65,250	$62,403	$61,316	$127,653	$121,408

Weighted average common shares outstanding - diluted	39,993	37,504	36,619	38,759	36,581
Weighted average OP units outstanding - diluted	8,377	10,796	11,599	9,586	11,600
Total weighted average shares and units outstanding - diluted	48,370	48,300	48,218	48,345	48,181

FFO per common share and OP unit - diluted	$1.35	$1.29	$1.27	$2.64	$2.52

Reconciliations of Net Income to EBITDAre and Adjusted EBITDA:

(in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March, 31	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Net income	$25,088	$22,988	$25,743	$48,076	$51,648
Adjustments:
Interest expense	10,586	11,183	10,311	21,769	19,809
Income taxes	19	17	2	36	32
Depreciation and amortization	41,779	40,991	36,996	82,770	72,642
EBITDAre	$77,472	$75,179	$73,052	$152,651	$144,131
Non-cash compensation	4,172	3,482	3,617	7,654	7,049
Adjusted EBITDA	$81,644	$78,661	$76,669	$160,305	$151,180

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